AMENDED WARRANT AGREEMENT

         AMENDED WARRANT AGREEMENT dated as of November 30, 1999 between TADEO HOLDINGS, INC., a Delaware corporation having an address at 5 Hanover Square, 24th Floor, New York, New York 10004 (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, having an address at 40 Wall Street, New York, New York 10005, as Warrant Agent (the "Warrant Agent") (the "Amended Warrant Agreement.").

         WHEREAS, the Company proposes to extend the expiration date of its outstanding Class A Warrants, which are publicly traded and currently exercisable at $3.30 per share, for an additional year until December 17, 2000 in order to permit the Company to retain the ability to obtain additional capital without incurring the expense and experiencing the delays inherent in either a secondary public offering or a private placement of securities;

         WHEREAS, in connection with the expiration of the date of the Company's outstanding Class A Warrants, the Company hereby enters into this Amended Warrant Agreement in order to amend that certain Warrant Agreement dated as of December 11, 1992 between Universal Self Care, Inc. and American Stock Transfer & Trust Company (the "Warrant Agreement").

         NOW, THEREFORE, in consideration of the forgoing and for the purposes of defining the terms and provisions of the Class A Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Class A Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

1.       Definitions.   All terms not expressly  defined  herein shall the hav
the same meaning as set forth in the Warrant Agreement.

2.       Amendment to Section 5.1 of the Warrant Agreement.   Section  5.1  of
the  Warrant  Agreement  is  hereby amended to read as follows:

                  "5.1. Term of Warrants.Subject to the terms of this Agreement, each Holder of Class A Warrants shall have the right, which may be exercised during the period commencing on the first anniversary of the date hereof and ending at the close of business on the eighth anniversary of the date hereof, to purchase from the Company the number of fully-paid and non-assessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrants."

3.       Amendment to Section 11 of the Warrant Agreement.   Section 11 of the
Warrant Agreement is hereby amended to read as follows:

                  "11. Expiration of Warrants. At the close of business on the eighth anniversary of the date hereof, all outstanding Class A Warrants shall become null and void and all rights of all holders thereof and thereunder and under this Agreement shall cease."

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4.       Amendment to Section 26 of the Warrant Agreement.  Section 26 of the
Warrant Agreement is hereby amended to read as follows:

                  "26. Termination. This Agreement shall terminate at the close of business on the day which is seven (7) days after the eighth anniversary of the date hereof, or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for any cash held by it after the termination hereof."

5.       Provisions Not Amended.   All terms of the Warrant Agreement not
otherwise amended hereby shall continue to remain in full force and effect.

6.       Successors.   All the  covenants  and  provisions  of this  Amended
Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

7. Applicable Law. This Amended Warrant Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of law.

8.       Benefits of this Amended Warrant Agreement.   Nothing in this Amended
Warrant Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Amended Warrant Agreement; this Amended Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants.

9.       Counterparts.   This Amended Warrant Agreement may be executed in any
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


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10.      Captions.  The captions of the sections and subsections of this Amended
Warrant Agreement have been inserted for convenience only and shall have no substantive effect.

                                       TADEO HOLDINGS, INC.


                                       By:/s/ Brian Bookmeier
                                           Brian Bookmeier, President

                                       AMERICAN STOCK TRANSFER
                                                & TRUST COMPANY


                                       By:/s/ Herbert J. Lemmer
                                           Herbert J. Lemmer, Vice President